UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 4, 2020
(December 3, 2020)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 20, 2020, PNM Resources, Inc., a New Mexico corporation (“PNMR”), Avangrid, Inc. (“Avangrid”), a New York corporation, and NM Green Holdings, Inc., a New Mexico corporation and wholly-owned subsidiary of Avangrid (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into PNMR (the “Merger”), with PNMR surviving the Merger as a direct wholly-owned subsidiary of Avangrid.

In connection with the Merger, Patricia K. Collawn, Chairman, President and Chief Executive Officer, Charles N. Eldred, Executive Vice President, Corporate Development and Finance, and Patrick V. Apodaca, Senior Vice President and General Counsel (the “Executives”), whose employment will be terminated upon the closing of the Merger, may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”). To mitigate the potential impact of Section 280G on PNMR and such Executives and to preserve certain tax deductions for PNMR, in accordance with the terms of the Merger Agreement, on December 3, 2020, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of PNMR approved the payment of a cash lump sum in 2020 for Mr. Eldred ($383,175) and Mr. Apodaca ($201,946) and also recommended that the independent directors approve the payment of a cash lump sum in 2020 for Ms. Collawn ($1,060,875), with all such approved and recommended payments being made in lieu of participation in any cash-based annual officer incentive plan adopted in 2021. On December 4, 2020, the independent directors of the Board, in executive session, approved the Compensation Committee’s recommendation to pay Ms. Collawn $1,060,875 in 2020 in lieu of participation in any cash-based annual officer incentive plan adopted in 2021.

Additional Information

The proposed business combination transaction between PNMR and Avangrid will be submitted to the shareholders of PNMR for their consideration. PNMR will file a proxy statement and other documents with the SEC regarding the proposed business combination transaction. This document is not a substitute for the proxy statement or any other document which PNMR may file with the SEC and send to PNMR’s shareholders in connection with the proposed business combination transaction. INVESTORS AND SECURITY HOLDERS OF PNMR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from PNMR’s website (https://www.pnmresources.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Participants in the Solicitation

PNMR, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about PNMR’s directors and executive officers is set forth in its definitive proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2020, and its Form 10-K filed with the SEC on March 2, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials PNMR intends to file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 4, 2020	/s/ Henry E. Monroy
Henry E. Monroy
Vice President and Corporate Controller
(Officer duly authorized to sign this report)